UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 20, 2007

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 20, 2007, the Board of Directors of Dominion Resources, Inc., (the “Company” or “Dominion”) adopted amendments to Dominion’s Bylaws effective as of such date.  Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Bylaws were amended and restated to implement the following:

Article III. Annual Meeting.  This section has been amended to allow the Board, from year to year, to determine the date of the Annual Meeting of Shareholders during the period May 1 through May 31.

Article XII. Manner of Election of Directors.  This section has been amended to reflect a change in the Virginia Stock Corporation Act allowing for a true majority vote standard and provides that, in the case of an uncontested election, if a director does not receive a majority vote, that director shall tender a resignation to the Board of Directors.  The Board of Directors has 90 days to act on the offered resignation.

The foregoing is a brief description of the amendments to the Company’s Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.  This description should be read in conjunction with the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 and is incorporated by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
3.1	Dominion Resources, Inc. Bylaws Amended and Restated, effective June 20, 2007 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date:  June 22, 2007